UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2018
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.     Regulation FD Disclosure.
On September 27, 2018, Atkore International Group Inc. (the "Company") issued a press release announcing it has entered into a definitive agreement to acquire Vergokan International NV, a leading manufacturer of cable tray and cable ladder systems, underfloor installations and industrial floor trunking that serves the industrial, power and energy, commercial, and infrastructure sectors. A copy of the press release is being furnished as Exhibit 99.1, and is incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the limitations of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1944, as amended, or the Securities Exchange Act.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Atkore International Group Inc., dated September 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: September 27, 2018	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary